CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our reports as of the dates and relating to the financial statements of the companies listed below, which appear on the following pages of the current report on Form 8-K of Veterinary Centers of America, Inc. dated July 5, 1996:

               COMPANY                 DATE OF REPORT     PAGE REFERENCE
               -------                 --------------     --------------
          The Pet Practice, Inc.       March 22, 1996          F-21

          Professional Veterinary      March 29, 1995          F-36
          Hospitals of America, Inc.

          We also consent to the reference to us under the heading "Experts" in such Prospectus.

          /s/ Price Waterhouse LLP
          PRICE WATERHOUSE LLP
          Philadelphia, PA
          December 2, 1997




                               EXHIBIT 23.2

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